UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reportedly): October 18, 2005


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

   Florida                           2-70197                     59-1564329
(State   or   Other         (Commission File Number)          (I.R.S. Employer
Jurisdiction   of                                            Identification No.)
Incorporation)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry Into and Material Definitive Agreement

     The Company has been extended a subordinated revolving credit facility by Peter Dornau, its President and an affiliate of the President, in the aggregate amount of One Million Dollars as of October 18, 2005. Funds will be advanced to the Company when and as needed and will bear interest at the rate of prime plus two (2%) per cent. The revolving credit line has a term of five (5) years.

     In conjunction with the extension of such credit, the Company has issued to the President, Warrants to purchase common stock, par value one cent (.01) per share of the Company at an exercise price of $1.133 per share. Such exercise price of the Warrants represents the closing bid price of the Company's common stock on the NASDAQ Exchange on October 17, 2005 plus ten (10%) percent . The Warrants allow Mr. Dornau, or his assignee to purchase a maximum of 500,000 shares of the Company's common stock. The Warrants have been issued pursuant to an exemption from registration as provided in Section 4(2) of the Securities Act of 1933 as amended and the common stock to be issued upon exercise of such Warrants will also be issued pursuant to such exemption. The Warrants and any shares of common stock issued upon exercise of such Warrants will bear an investment legend indicating the absence of registration and restrictions on transfer. The loan(s) also may be converted into common stock of the Company, at the lender's discretion, at any time at a conversion price to be calculated based on the closing bid price of the common stock on the conversion date on the NASDAQ market plus ten (10%) per cent. Any shares of common stock acquired through conversion will bear an investment legend indicating the absence of registration and restrictions on transfer.

     The transaction was approved unanimously by the independent members of the Board of Directors of the Company.

     Warrants may not be exercised nor can any shares of common stock be acquired by conversion of the loan(s) until the transaction has been approved by a Shareholder Vote at the Company's Annual Meeting of Shareholders during June 2006 or at specially convened meeting prior thereto.


     Item 3.02 Unregistered  Sale of Equity Securities

     The information included in Item 1.01 of the Current Report - Form 8-K is incorporated by reference into this Item 3.02.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


October 21, 2005
                                    Ocean Bio-Chem, Inc.


                                    /s/ Peter G. Dornau
                                    --------------------------------------------
                                    Peter G. Dornau
                                    Chairman of the Board and
                                    Chief Executive Officer